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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of American Vantage Companies, and further agree that this Agreement shall be included as an Exhibit to such joint filings.

      The undersigned further agree that each party hereto is responsible for timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

      In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 10th day of January, 2005.

Crest LLC,
a Delaware limited liability company

/s/ Stanley E. Maron
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By:   Stanley E. Maron
Its:  Secretary


ET Holdings, L.L.C.,
a Delaware limited liability company

/s/ Stanley E. Maron
------------------------------------
By:   Stanley E. Maron
Its:  Assistant Secretary


White Rock Partners,
a California general partnership

      By:   Mapleleaf Partners,
            a California general partnership
      Its:  General Partner

            Mapleleaf Partners,
            a California general partnership

            /s/ Stanley E. Maron
            ------------------------------------
            By:   Stanley E. Maron
            Its:  General Partner
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Hampstead Associates, L.L.C.,
a Delaware limited liability company

      By:   Ridgeview Associates, LLC,
            a California limited liability company
      Its:  Manager

            Ridgeview Associates, LLC,
            a California limited liability company

            /s/ Michael R. Milken
            ------------------------------------
            By:   Michael R. Milken
            Its:  Manager


Ridgeview Associates, L.L.C.
a California limited liability company

/s/ Michael R. Milken
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By:   Michael R. Milken
Its:  Manager


/s/ Michael R. Milken
-------------------------------------
Michael R. Milken, an individual


/s/ Lowell J. Milken
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Lowell J. Milken, an individual